                            EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 1st day of October, 1996 between COMMUNICATION TELESYSTEMS INTERNATIONAL, a California corporation, having its principal office at 4350 La Jolla Village Drive, Suite 100, San Diego, California 92122, (hereinafter referred to as "CTS" or the "Company") and ERIC G. LIPOFF of 3455 Lebon, #1010, San Diego, California 92122 (hereinafter referred to as "Employee").

     This Agreement is made and entered into with reference to the following facts:

     WHEREAS, CTS and Employee's law firm, Raring & Lipoff, are parties to an Amended and Restated Agreement for Legal Services dated January 19, 1993 (the "Prior Agreement");

     WHEREAS, the parties desire to modify the terms of their relationship as set forth in the Prior Agreement;

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT: CTS hereby agrees to hire Employee as an employee of CTS, effective as of January 1, 1997 (the "Commencement Date").

     2. GENERAL DUTIES OF EMPLOYEE: Employee shall have the title of General Counsel for CTS. Employee shall perform such duties as reasonably requested by CTS and, upon request and agreement of Employee, serve on the Board of Directors of CTS and/or its subsidiaries and affiliates.

     3. CONDUCT OF EMPLOYEE: Employee shall use his best efforts to promote the interests of CTS and shall refrain from any acts which may adversely affect the reputation or business of CTS. Employee shall adhere to all laws and ethical standards applicable to his conduct as an Employee for CTS, shall abide by and observe all rules, regulations and policies of CTS presently in effect and any amendments and additions thereto made from time to time which are applicable to all employees of CTS and shall perform in a manner consistent with generally accepted procedures for his profession.

     4. COMPENSATION: As Employee's sole and complete compensation, CTS will pay to Employee, subject to the conditions and limitations set forth in this Agreement and all applicable withholding requirements and authorized deductions, the following compensation:

          (a) SALARY: CTS shall pay Employee a salary of EIGHTY THREE THOUSAND THREE HUNDRED THIRTY-THREE Dollars ($83,333.00) per month.

          (b) EMPLOYEE BENEFITS: Employee shall participate in such medical, dental, disability insurance and life insurance programs or plans that are generally available to executives of CTS.

          (c) VACATION: Employee shall be entitled to twenty (20) business days of vacation per year.

          (d) OPTION PLAN: Employee shall be entitled to earn stock options under the terms and conditions of the Non-Qualified Option Agreement attached hereto as Exhibit "A".

     5. ADVANCES: CTS may, in its sole discretion, upon the written request of Employee, make payments to Employee as advances on compensation expected to become earned pursuant to this Agreement. Employee agrees that each such advance constitutes a personal indebtedness of Employee to CTS, repayable by Employee in full immediately upon demand by CTS, until such time as the compensation on which the advance is made becomes fully earned.

     6.  TERMINATION OF EMPLOYMENT:

          (a) At all times prior to January 1, 2000, CTS may not terminate Employee's employment except in the following cases: (i) upon written notice to Employee within thirty (30) days after the occurrence of a "Trigger Event" as defined below; (ii) for "Cause" as defined below; or (iii) upon written notice to Employee within thirty (30) days after the closing of an initial public offering of Company's stock. As used herein, a "Trigger Event" shall mean: (i) if the beneficial ownership of 50% or more of the voting securities of the Company is transferred (excluding transfers in trust or by operation of law) to person(s) other than shareholders of the Company as of the Effective Date of this Agreement (the "present shareholders") and relatives and affiliates of the present shareholders (a "stock sale"); (ii) actual consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, surviving entity or parent of the surviving entity outstanding immediately after such merger or consolidation (a "merger"); or (iii) complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company's assets (an "asset sale"). As used herein, the term "cause" shall mean: willful misconduct of a serious nature, abandonment of employment or excessive absences after reasonable notice, conflict of interest or breach of fiduciary duty involving his responsibilities as an employee involving intent for or obtainment of material personal or family profit, conviction of any criminal offense which constitutes a felony under the laws of the United States or any state, a court order prohibiting Employee's continued employment with CTS which is not vacated or removed within ten (10) days after entry, a final cease-and-desist order issued by a regulatory agency, or a material breach by Employee of any provision of this Agreement which is not cured within ten (10) days after written notice Employee.

          (b) At any time on or after January 1, 2000, CTS may terminate Employee's employment, with or without cause, upon written notice.

     7. COMPENSATION AFTER TERMINATION OF EMPLOYMENT: Except as expressly provided in this Agreement and in any written option plan or agreement, Employee shall have no further right to salary or any other compensation after termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination.

     8.  PAYMENT UPON CERTAIN EVENTS:

          (a) Upon the occurrence of a "trigger event" as defined in paragraph 6 of this Agreement, CTS shall pay Employee the lesser of the following amounts: (i) five percent (5%) of the following -- in the case of an asset sale, the total consideration received by CTS for the assets sold; in the case of a stock sale, the price or value per-share paid for the stock sold, multiplied by the total number of shares of CTS common stock then outstanding; or, in the case of a merger, the value attributed to CTS in the merger; or (ii) seven-tenths of one percent (0.7%) of the gross monthly revenues of CTS and WXL Communications Ltd., a Canadian Corporation ("WXL") (after deduction only for bad debt, in-house write-offs and inter-company write-offs) for the last full calendar month immediately prior to the closing of the subject transaction, multiplied by the number of months (including the pro-rata portion of any partial month) remaining from the closing date of the subject transaction through December 31, 1999. The amount payable pursuant to this provision shall be paid to Lipoff upon the closing of the subject transaction.

          (b) In the event that any division or customer base asset of CTS or WXL is sold, CTS shall pay to Employee the lesser of the following amounts: (i) five percent (5%) of the total consideration received by CTS or WXL for the division or customer base asset sold; or (ii) seven-tenths of one percent (0.7%) of the gross monthly revenues (after deduction only for bad debt and in-house write-offs) generated by the division or customer base asset sold during the last full calendar month immediately prior to the closing of the subject transaction, multiplied by the number of months (including the pro-rata portion of any partial month) remaining from the closing of the subject transaction through December 31, 1999. The amount payable pursuant to this provision shall be paid to Lipoff upon the closing of the subject transaction.

          (c) In the event Company exercises its right to terminate Employee's employment in the event of an initial public offering ("IPO") as provided in Paragraph 6(a)(iii) of this Agreement, CTS shall pay to Employee the lesser of the following amounts: (i) five percent (5%) of the following amount -- the price per share received by CTS in the IPO, multiplied by the total number of shares of CTS outstanding immediately after closing of the IPO; or (ii) seven-tenths of one-percent (0.7%) of the gross monthly revenues of CTS and WXL (after deduction only for bad-debt, in-house write-offs and inter-company write-offs) for the last full calendar month immediately prior to the closing of the IPO, multiplied by the number of months (including the pro-rata portion of any partial month) remaining from the closing of the IPO through December 31, 1999. The amount payable pursuant to this provision shall be paid to Lipoff upon termination of his Employment.

     9. RECORDS TO REMAIN PROPERTY OF CTS: All records of CTS, and all records and documents prepared or generated by Employee, CTS or any other person or entity in connection with the performance of Employee under this Agreement, including but not limited to account cards, invoice copies, customer lists, leads and all documents containing the names or addresses of or information relating to clients who have done business with CTS, are and shall remain the property of CTS at all times during the term of Employee's employment with CTS, and after termination of such employment for any reason. None of such records, nor any part of them may be used by Employee either in original form or in computerized, duplicated, or copied form except for the purpose of conducting the business of CTS and the names, addresses, and other information and data in such records are not to be transmitted verbally, in writing, or in computerized form by Employee except in the ordinary course of conducting business for CTS. All of said records or any part of them are the sole proprietary information of CTS and shall be treated by Employee as confidential information of CTS. In the event of the termination of Employee's employment with CTS for any reason, Employee shall return to CTS all such records and any copies or summaries thereof in computerized, duplicated, copied or any other form.

     10.  LIMITATIONS ON EMPLOYEE'S USE OF PROPRIETARY INFORMATION:   During
the term of Employee's employment with CTS, and for a period of eighteen
(18) months after the termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination Employee shall not, in any manner, directly or indirectly divulge, disclose or communicate to any other person, firm or corporation, nor shall Employee use for his own benefit other than in connection with the performance of Employee's duties under this Agreement: (i) any of the names, addresses, telephone numbers of or other data relating to carrier vendors or customers of CTS, prospective customers of CTS or persons, firms or corporations to whom Employee may have provided services in his capacity as a representative of CTS or to whom other representatives of CTS have provided such services at any time; (ii) any of the records or documents referred to in Paragraph 9 of this Agreement; or
(iii) any other information acquired by Employee as a consequence of his employment with CTS. Notwithstanding the foregoing, however, these limitations shall not apply to information which: (i) was actually known to Employee prior to the commencement of his employment with CTS; or (ii) is widely known among firms engaged in CTS' business.

     11. INVENTIONS: All improvements, discoveries, inventions, designs, documents or other data related to the Company's business (whether or not deemed patentable) conceived, developed, made, perfected, acquired, or first reduced to practice, in whole or in part, during off-duty hours and away from the Company's premises as well as in the regular course of employment by Employee during development and research of the Company or its subsidiaries and affiliates shall be promptly disclosed to the Company, and Employee shall hereby assign and transfer his right, interest and title thereto and such improvements, discoveries, inventions, designs, documents, or other data shall become the property of the Company. During the term of Employee's employment and any time thereafter, upon request and at the expense of the Company, Employee will join and render reasonable assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce letters, patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, or other data as required for vesting title to same in the Company.

     12. NON-COMPETITION AND NON-SOLICITATION PROVISIONS: During the term of Employee's employment with CTS, and for a period of one (1) year after the termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination, Employee shall not without the prior written consent of Company; directly or indirectly: (i) be employed by or consult for any person or entity engaged in the business of, or be engaged in the business of, offering or providing long-distance or international telecommunications service; (ii) knowingly solicit, assist any other person, firm or corporation in soliciting or be a principal in any firm or corporation soliciting any of the CTS customers served by Employee or by any other employee of CTS during the term of Employee's employment with CTS;
(iii) knowingly purchase, assist others in purchasing or be a principal in any firm or corporation purchasing international termination service from any vendor utilized by CTS during the term of Employee's employment with CTS, with the exception of carrier vendor sources which are widely known among or known firms engaged in CTS' business; or (iv) knowingly solicit, assist others in soliciting or be a principal in any firm or corporation soliciting any employee of CTS or its affiliates to terminate his or her employment with CTS or offer, assist others in offering or be a principal in any firm or corporation which offers employment to any person who is then employed by CTS or its affiliates or has been employed by CTS or its affiliates within the six (6) month period before such offer of employment is made.

     13. PLACE OF EMPLOYMENT: Employee shall not be required to work at a place of employment more than forty (40) miles away from the location where the CTS corporate headquarters is located as of the Commencement Date, except at such other location where the primary corporate headquarters of CTS may be moved in the future.

     14. ASSIGNMENT: Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Employee, either in whole or in part (except a transfer effective upon the death of Employee of any payments due hereunder), without the written consent of CTS, and any purported assignment in violation hereof shall be void. This Agreement may be assigned to and assumed by a successor to Company upon notice to Employee.

     15. INDEMNITY: CTS and Employee shall have such indemnity rights and obligations as provided by California law.

     16. CHOICE OF LAW: This Agreement shall be construed under the laws of the State of California without regard to choice of law principles.

     17. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event any provision contained in Paragraphs 9, 10, 11, 12 or 13 of this Agreement should ever be deemed to exceed the law in any respect, then the parties hereto agree that such provision shall be amended automatically to provide CTS with the maximum protection permitted by law.

     18. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

     19. GENDER: As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     20. OUTSIDE EMPLOYMENT: During the term of Employee's employment with CTS, Employee shall not engage in any other employment (other than for affiliates of CTS) or outside business activity (as defined below) without the prior written consent of CTS. The term "outside business activity" shall not include (i) totally passive investments of any kind, with the exception of investments in competitors of CTS which are not publicly traded, or (ii) serving on the board of directors or as an occasional consultant to a non-profit organization, or (iii) Employee's involvement as counsel of record in the Multivest Class Action litigation presently pending in the United States District Court for the Southern District of Florida

     21. VENUE: The venue of any civil action, arbitration or other legal proceeding between Employee, on one hand, and CTS and/or its officers, directors and employees, on the other hand, arising out of or relating to this Agreement, the employment of Employee by CTS, the termination of Employee's employment with CTS, or any other dealings between Employee and CTS, lies only in San Diego, California, and Employee and CTS waive any right they may have under any statute or law to cause such action or proceeding to be transferred to any other venue.

     22. AMENDMENT OR WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Employee and CTS. The waiver by CTS of any breach by Employee of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     23. SURVIVAL OF PROVISIONS: The provisions contained in Paragraphs 9, 10, 11, 12, 13, 15, 21 and 27 of this Agreement, and the other provisions hereof to the extent applicable, shall survive the termination of Employee's employment with CTS.

     24. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

     25. HEADLINES: The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

     26. EFFECTIVE DATE: This Agreement shall be effective as of the date written on the first page hereof.

     27. ARBITRATION: Any claim or controversy between Employee, on one hand, and CTS and/or its officers, directors and employees, on the other hand, arising out of or relating to this Agreement (including the Option Agreement and other attachments hereto), the employment of Employee by CTS, the termination of Employee's employment with CTS, the Consulting Relationship or any other dealings between Employee and CTS, shall be resolved by final and binding arbitration before J.A.M.S./ENDISPUTE ("JAMS") in accordance with the then obtaining Comprehensive Arbitration Rules and Procedures of JAMS, as modified herein. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement and shall not have authority to award punitive or other non-compensatory damages to either party. The award in such arbitration proceeding may be entered in any Court specified in Paragraph 21 of this Agreement.

     28. INTERPRETATION: This Agreement is the product of good faith, arm's length negotiations between the parties during which each of the parties was represented by competent counsel. It has been drafted, reviewed and commented upon by counsel for each party. Accordingly, the contract rule of interpretation against the drafter of a document shall not apply.

     IT IS SO AGREED:


                    EMPLOYEE:

                         /s/ Eric G. Lipoff
                    ------------------------------
                             (Signature)

                             ERIC G. LIPOFF
                    ------------------------------
                             (Print Name)



                    CTS:

                    By:    /s/ Edward S. Soren
                         -------------------------
                               Edward S. Soren

                    Its:       President
                         -------------------------

                     EXHIBIT "A" TO EMPLOYMENT AGREEMENT
                       NON-QUALIFIED OPTION AGREEMENT

     1. Employee is hereby granted non-qualified options to purchase up to Eighty Three Thousand Three Hundred Forty (83,340) shares of Communication TeleSystems International's ("CTS or Company") common stock ("Options"), which Options shall be earned and vest on the terms and conditions set forth in this agreement ("Option Agreement").

     2. The Options will vest as follows: one thirty-sixth (1/36) of the Options (2315 shares) will vest on the first day of each month ("Monthly Vesting Date") from January of 1997 through December of 1999 if, and only if, Employee is still employed by CTS on such Monthly Vesting Date.

     3. The exercise price of each share of common stock covered by each Option granted under this Option Agreement is fifteen dollars ($15.00) per share.

     4. Except as provided in Paragraph 5 hereof, vested Options earned by Employee must be exercised on the earliest of the following dates: (i) at any time on or before December 31, 2004 or (ii) ten (10) days after written demand by Company, which may only be given upon the occurrence of a Trigger Event as defined in Paragraph 6 of Employee's Employment Agreement with Company dated October 1, 1996. No partial exercise of any Option may be for less than one hundred (100) full shares. In no event shall the Company be required to transfer fractional shares to Lipoff.

     5. Any vested Options earned under this Option Agreement shall be exercisable within the time period stated herein, by the delivery of written notice of intent to exercise to the Secretary of the Company accompanied by payment in cash to the Company of the full purchase price of the shares which the Employee elects to purchase. In the event that any Options would terminate pursuant to any provision of this Agreement prior to December 31, 2004, the Employee shall have the option to pay the exercise price thereof with a promissory note having an interest rate equal to the then applicable mid-term adjusted federal rate assuming annual compounding, payable in four equal installments on the first, second, third and fourth anniversary dates of the date of execution of such promissory note, which note shall be secured by a pledge of the stock covered by the exercise (with 25% of the pledged shares released upon each annual payment), in form reasonably acceptable to Company. The Company shall not be required to transfer or deliver any certificate or certificates for shares of the Company's common shares purchased upon exercise of any Option granted hereunder until all then applicable requirements of law have been met, but shall be obligated to transfer or deliver such certificates promptly after all their applicable requirements have been met.

     6. Any Option and all rights granted hereunder, to the extent those rights have not been exercised, will terminate and become null and void on December 31, 2004. If the Employee dies, the person or persons to whom his vested rights under this Agreement shall pass, whether by will or by the applicable laws of descent and distribution, may exercise all Options which had vested as of the date of Employee's death. Such exercise must be made by December 31, 2004.

     7. Except as Paragraph 6 hereof otherwise provides, during the lifetime of the Employee the Options and all rights granted hereunder shall be exercisable only by the Employee, and the Options and all rights granted under this contract shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void.

     8. In the event of any forward or reverse split in, stock dividend with respect to or reclassification of the Company's common stock, the amount of Options and price per share specified in this Option Agreement shall be adjusted accordingly. In the event of any other change in the capital structure of Company, including but not limited to the issuance of additional shares, the amount of Options and price per share set forth herein shall not be adjusted.

     9. Neither the Employee nor his executor, administration, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option obtainable hereunder, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

     10. THE SHARES TO BE ISSUED UPON EXERCISE OF THE OPTIONS HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER

EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

     11. The Company does not attempt to advise Employee regarding any consequences arising hereunder or from acquisition of the shares through the exercise of Options. Employee should consult his personal tax advisor with respect to such tax matters.

     12. By receipt of this Option, by its execution, and by its exercise in whole or in part, Employee represents to the Company that Employee understands that:

          (i) both this Option and any shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

          (ii) these securities are made available to Employee only on the condition that Employee makes the representations contained in this Section 24 to the Company;

          (iii) Employee has make a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

          (iv) Employee understands that the securities have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon one or more specific exemptions contained in the Act, if available, or which may depend upon (a) Employee's bona fide investment intention in acquiring these securities; (b) Employee's intention to hold these securities for Employees own benefit for an indefinite period; (c) Employee having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable); and (d) there being certain restrictions on transfer of the shares subject to the

Option;

          (v) Employee understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares; that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy; and

          (vi) Employee understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of


               [BALANCE OF PAGE INTENTIONALLY LEFT BLANK] counsel for the Company that registration is not required.

     IT IS SO AGREED:

                             EMPLOYEE:

                                  /s/ Eric G. Lipoff
                             -----------------------------
                                      (Signature)

                                    ERIC G. LIPOFF
                             -----------------------------
                                     (Print Name)

                             CTS:

                             By: /s/ Edward S. Soren
                                 -------------------------
                                     Edward S. Soren


                             Its:
                                  ------------------------
                                        President

                      NON-QUALIFIED OPTION AGREEMENT

     This Non-Qualified Option Agreement ("Agreement") is entered into effective as of this 1st day of September, 1995, by and between WXL International Australia, Inc., a Delaware Corporation ("Company") and Eric
G. Lipoff ("Lipoff"), and is made with reference to the following facts:

     WHEREAS, Lipoff is presently performing legal services for Company and Company's parent corporation, Communication TeleSystems, International ("CTS"); and

     WHEREAS, Company and Lipoff wish to modify the terms of their agreement regarding such services;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Lipoff agree as follows:

     1. During the time period that Lipoff is performing legal services for CTS under the current agreement between Lipoff and CTS or any replacement thereto, Lipoff shall also perform similar legal services for Company without additional compensation.

     2. Lipoff is hereby granted non-qualified options to purchase Two Hundred Seven Thousand Six Hundred Forty-Nine (207,649) shares of Company's common stock ("Options").

     3. The exercise price of each share of common stock covered by each Option granted under this Option Agreement is ten cents ($0.10) per share.

     4. Except as provided in Paragraph 6 hereof, vested Options earned by Lipoff must be exercised on the earliest of the following dates: (i) at any time on or before December 31,

2004 or (ii) ten (10) days after written demand by Company, which may only be given upon a merger or acquisition of Company or CTS. No partial exercise of any Option may be for less than one hundred (100) full shares. In no event shall the Company be required to transfer fractional shares to Lipoff.

     5. Any vested Options earned under this Option Agreement shall be exercisable within the time period stated herein, by the delivery of written notice of intent to exercise to the Secretary of the Company, accompanied by payment in cash to the Company of the full purchase price of the shares which Lipoff elects to purchase.

     6. Any Option and all rights granted hereunder, to the extent those rights have not been exercised, will terminate and become null and void on December 31, 2004. If Lipoff dies, the person or persons to whom his vested rights under this Agreement shall pass, whether by will or by the applicable laws of descent and distribution, may exercise all Options which had vested as of the date of Lipoff's death. Such exercise must be made by December 31, 2004.

     7. Except as Paragraph 6 hereof otherwise provides, during the lifetime of Lipoff the Options and all rights granted hereunder shall be exercisable only by Lipoff, and the Options and all rights granted under this contract shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void.

     8. In the event of any forward or reverse split in, stock dividend with respect to or reclassification of the Company's common stock, the amount of Options and price per share specified in this Option Agreement shall be adjusted accordingly. In the event of any other change in the capital structure of the Company, including but not limited to the issuance of additional shares, the amount of Options and price per share set forth herein shall not be adjusted.

     9. Neither Lipoff nor his executor, administration, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option obtainable hereunder, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

     10. THE SHARES TO BE ISSUED UPON EXERCISE OF THE OPTIONS HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

     11. The Company does not attempt to advise Lipoff regarding any consequences arising hereunder or from acquisition of the shares through the exercise of Options. Lipoff should consult his personal tax advisor with respect to such tax matters.

     12. By receipt of this Option, by its execution, and by its exercise in whole or in part, Lipoff represents to the Company that Lipoff understands that:

          (i) both this option and any shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal and state securities laws;

          (ii) these securities are made available to Lipoff only on the condition that Lipoff makes the representations contained in this Section 24 to the Company;

          (iii) Lipoff has make a reasonable investigation of the affairs of the Company sufficient to be well informed as to the rights and the value of these securities;

          (iv) Lipoff understands that the securities have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon one or more specific exemptions contained in the Act, if available, or which may depend upon (a) Lipoff's bona fide investment intention in acquiring these securities; (b) Lipoff's intention to hold these securities for Lipoff's own benefit for an indefinite period; (c) Lipoff having no present intention of selling or transferring any part thereof (recognizing that the Option is not transferable); and (d) there being certain restrictions on transfer of the shares subject to the Option;

          (v) Lipoff understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares; that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy; and

          (vi) Lipoff understands that the certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not required.

     IT IS SO AGREED:



                    /s/ Eric G. Lipoff
               ------------------------------
                        (Signature)

                       ERIC G. LIPOFF
               ------------------------------
                        (Print Name)



               WXL INTERNATIONAL AUSTRALIA, INC.:


               By:    /s/ Edward S. Soren
                    -------------------------
                          Edward S. Soren

               Its:
                    -------------------------
                          President